UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 22, 2003 (Date of earliest event reported)

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-27646	87-0482806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 East Camelback Road, Suite 500
Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (602) 387-5353

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release of Matrixx Initiatives, Inc. entitled “Matrixx Initiatives, Inc. Announces 163% Third Quarter 2003 Net Sales Increase; Q3 Net Income Increases 170%”.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 22, 2003, Matrixx Initiatives, Inc. issued a press release to report its earnings for the third quarter of fiscal 2003. A copy of the press release is attached to this Report as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC.
(Registrant)

/s/ William J. Hemelt

William J. Hemelt Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: October 23, 2003

EXHIBIT INDEX

99.1	Press Release of Matrixx Initiatives, Inc. entitled “Matrixx Initiatives, Inc. Announces 163% Third Quarter 2003 Net Sales Increase; Q3 Net Income Increases 170%”.